Exhibit (a)(ii)

Delaware

The First State

I, CHARUNI PATIBANDA-SANCHEZ, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “AMERICAN DRIVE VARIABLE INSURANCE TRUST”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 2026, AT 10:18 O`CLOCK A.M.

10520439 8100 SR# 20260762579	Authentication: 203209678 Date: 02-27-26

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF TRUST

OF

AMERICAN DRIVE VARIABLE INSURANCE TRUST

This Certificate of Trust of American Drive Variable Insurance Trust (the “Trust”) is being duly executed and filed by the undersigned, being the sole trustee of the Trust, to form a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801 et seq. (the “Act”).

1. Name. The name of the statutory trust is American Drive Variable Insurance Trust.

2. Registered Agent. The business address of the registered office of the Trust in the State of Delaware is Delaware Corporation Organizers, Inc., 1201 North Market Street, 18th Floor, P.O. Box 1347, City of Wilmington, County of New Castle, Delaware 19801. The name of the Trust’s registered agent at such address is Delaware Corporation Organizers, Inc.

3. Registered Investment Company. The Trust is, or will become prior to or within 180 days following the first issuance of beneficial interests therein, a registered investment company under the Investment Company Act of 1940, as amended.

4. Series Trust. Notice is hereby given that, pursuant to Section 3804 of the Act, the Trust has or may establish one or more designated series and that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust shall be enforceable against the assets of such series only and not against the assets of the Trust generally or any other series thereof, and, unless otherwise provided in the governing instrument of the Trust, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other series thereof shall be enforceable against the assets of such series.

5. Effective Date. This Certificate of Trust shall be effective immediately upon filing in the Office of the Secretary of State of the State of Delaware.

[Signature Page Follows]

State of Delaware Secretary of State Division of Corporations Delivered 10:18 AM 02/24/2026 FILED 10:18 AM 02/24/2026 SR 20260762579 - File Number 10520439

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust in accordance with the Act.

/s/ John Marcum
Name:	John Marcum
as Trustee and not individually

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